Exhibit 10.17

                                        2

                               JONES LANG WOOTTON

                  SENIOR EXECUTIVE SERVICE AGREEMENT [ENGLAND]


THIS AGREEMENT is made on 9 March 1999
                          ------------

BETWEEN

(1) JONES LANG WOOTTON (a company incorporated with unlimited liability) of 22 Hanover Square, London W1A 2BN (the "Company")

(2)  Alastair James Hughes (the "Executive") of 42 Achilles Road, London NW6
     1EA


WHEREBY IT IS AGREED as follows:

1.    DEFINITIONS

      In this Agreement

      "ASSOCIATED COMPANY"  means a company which is from time to time a subsidiary or a holding company of the Company or a subsidiary (other than the Company) of a holding company of the Company. A Company is a "subsidiary" of another company, its "holding" company, if that other company -

                            (a)  holds a majority of the voting rights in it, or

                            (b) is a member of it and has the right to appoint or remove a majority of its board of directors, or

                            (c) is a member of it and controls alone, pursuant to an agreement with other shareholders or members, a majority of the voting rights in it,

                            or if it is a subsidiary of a company which is itself a subsidiary of that other company. A company includes any body corporate.


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                                        3

     the  "BUSINESS"        means the international business of international
                            real estate consultants known as "Jones Lang
                            Wootton" and including the Company, any associated company or related business.

     the "COMMITTEE"        means the English Management Committee or such other
                            body which may from time to time be appointed.

     "RELATED BUSINESS"     means any affiliate of arty associated company or
                            any joint venture partner of any associated company or any incorporated or unincorporated association carrying on a trade or business in association with any associated company.

2.   TERM OF EMPLOYMENT

     (A) The Executive shall be employed by the Company on the terms set out in this Agreement and in the Schedules. This Agreement shall take effect from the date hereof and shall continue unless and until determined by either party giving to the other notice in accordance with the terms set out in Schedule (A).

     (B) During employment under this Agreement the Executive shall perform the duties and provide the services outlined herein for the Company and for the Business.

3.   REMUNERATION

     (A) The Executive shall be paid by the Company by way of remuneration for services during employment a basic salary at the rate of 70,000 per annum,

     (B) The basic salary referred to in (A) above shall be paid monthly in arrears on the last working day of each month during employment and in accordance with the payment arrangement terms (if any) specified in Schedule (A).

     (C) The Company will review the remuneration payable under this Agreement at least once in every twelve months, but (subject to the terms (if any) specified in Schedule (A)) shall not be obliged to increase such remuneration. Any such increase will be notified to the Executive in writing.

     (D) The Executive may participate in a bonus scheme in accordance with the terms set out in Schedule (A).

     (E) In addition, the Executive shall be entitled to the other benefits listed in Schedule (B) and in accordance with the terms of that Schedule.


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                                        4

4.   POWERS AND DUTIES

     (A) During employment the Executive shall exercise the powers and perform the duties (not being duties inappropriate to his status) assigned to him by the Committee in relation to the Business and shall comply with all reasonable directions from time to time given to him by the Committee and with all rules and regulations from time to time laid down by the Business or the Company concerning its employees or employees of any associated company.

     (B) The Executive will during the course of his employment under this Agreement and thereafter as applicable, comply with the Jones Lang Wootton Code of Conduct and such other Rules, Policies and Guidelines as may from time to time be issued by the Company for the lawful, professional and ethical conduct of all or part of its business.

5.   TRAVEL, OTHER EMPLOYMENT, ETC.

     During employment the Executive shall:

     (A) during the normal working hours specified in Schedule (A) hereto (unless prevented by ill health or accident and except during holidays permitted by this Agreement) devote the whole of his time, attention and abilities to carrying out his duties;

     (B) travel to such places (whether in or outside the country of his normal place of work as specified in Schedule (A)) and in such manner and on such occasions as the Committee may from time to time reasonably require;

     (C) not (unless otherwise agreed in writing by the Committee) directly or indirectly undertake any other business or profession or be or become an employee or agent of any other firm, company, or person or assist or have any financial interest in any other business or profession;

     (D) not pledge the credit of the Business or enter into any contracts, engagements, or commitments on behalf of the Business without the prior express consent of the Committee;

     (E) carry out Ms duties in a proper, loyal and efficient manner and shall use his best endeavours to promote the interests and reputation of the Business and not do anything which is harmful to it.

6.   MOBILITY

     The Executive's normal place of work shall be as specified in Schedule (A). However, the Executive recognises that the best interests of the Business may require that he work in any place within Europe at any time on reasonable notice. In considering any such relocation, the Company will take into account all relevant circumstances including, without limitation, the Executive's personal circumstances. If the Company requires the Executive to work permanently at a place which necessitates a move from his present address, the Executive will be reimbursed by the Company in accordance with the terms of the Jones Lang Wootton relocation policy.


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                                        5

7.   CONFIDENTIAL INFORMATION

     The Executive shall not, either during employment or thereafter, use to the detriment or prejudice of the Business, except in the proper course of his duties, divulge to any person any trade secret or any other confidential information concerning the business or affairs of the Business, which may have come to his knowledge during his employment.

8.   RETURN OF PAPERS ETC.

     (A) The Executive shall promptly whenever requested by the Committee and in any event upon the termination of his employment by the Company deliver up to the Company all lists of clients or customers, correspondence and all other books, documents, papers, plans, statistics and records which may have been prepared by him or have come into his possession in the course of his employment with the Company or at any time previous to that employment (including, without limitation, manuals, handbooks, diaries, personal organisers and computer disks) whether relating to the Company or the Business or any associated company and shall not be entitled to and shall not retain any copies thereof. Title and copyright therein shall vest in the Company.

     (B) The Company may, at its discretion, release or provide access to any of the lists, correspondence, books, documents, papers, plans, statistics referred to above to after the determination of his employment with the Company at the request of the Executive to enable him to answer or rebut any question or criticism in connection with matters undertaken by the Executive on behalf of the Company in the course of his employment.

9.   EXPENSES

     The Company shall reimburse to the Executive all reasonable travelling, hotel, entertainment and other out-of-pocket expenses which he may from time to time be authorised to incur in the execution of his duties hereunder, upon production of an expense claim and vouchers in respect thereof.

10.  THE SCHEDULES

     The provisions set out in the Schedules hereto as from time to time altered are part of this Agreement. The Company may from time to time notify the Executive in writing that it proposes to alter any provision of the Schedule giving details. Unless the Executive shall within twenty-eight days of such notice object in writing, such alteration shall be taken to be agreed and shall take effect accordingly.

11.  NOTICES

     Any notices may be given personally to the Executive or to the Company Secretary or faxed (with a copy sent by registered post) to the Company at its registered office for the time being or to the Executive either at his address given above or at his last known address. Any such notice sent by post shall be deemed served seventy-two hours after it is posted, and proof of posting shall be proof of service.


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                                        6

12.  OTHER AGREEMENTS

     The Executive acknowledges and warrants that there are no agreements or arrangements whether written, oral or implied between the Company and/or any associated company and the Executive relating to his employment other than those expressly set out in this Agreement and that he is not entering into this Agreement in reliance on any representation not expressly set out herein. This Agreement supersedes and replaces all previous contracts of employment made between the Executive and the Company or any associated company.


     IN WITNESS whereof this Agreement has been signed by or on behalf of the parties hereto the day and year first before written.

SIGNED by                       )  /s/ Peter Mantle
for and on behalf of the )             Peter Mantle
Company in the presence of      )
[Elizabeth Jones                )  /s/ Elizabeth Jones

SIGNED by,                      )  /s/ Alastair Hughes
In the presence of              )
[                               )  /s/ Elizabeth Jones


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                                        7

                                  SCHEDULE (A)
(1)  PLACE OF WORK

     The normal place of work shall be one of the United Kingdom offices of the Business.

(2)  HOURS OF WORK

     The normal office hours of the Business, but also as may be necessary for the proper performance of the Executive's duties although no extra payment will be made for such extra work.

(3)  HOLIDAYS

     In addition to English public holidays, the Executive shall be entitled to 30 days' holiday per annum, with pay, to be taken at periods as may be agreed with the Company. Holidays not taken before the termination of the Executive's employment hereunder will be lost, and the Executive will not be entitled to any accrued holiday pay or to any pay in lieu of holiday.

(4)  SICKNESS

     Subject to production, if requested, of medical certificates satisfactory to the Company, if the Executive is absent from work due to sickness or accident, remuneration will not cease to be payable by reason only of such incapacity for work for a period of four consecutive months or ninety working days in any calendar year. Thereafter any remuneration shall be paid at the Company's sole discretion. Such remuneration shall include any sums the Company is obliged to pay to the Executive pursuant to the Social Security Contributions and Benefits Act 1992 (Statutory Sick Pay). The Company may reduce remuneration during incapacity by an amount equal to the benefit (excluding any lump sum benefit) which the Executive would be entitled to claim during such incapacity under the then current Social Security Acts (whether or not such benefit is claimed by him), In the event that the Executive becomes permanently incapacitated, the Company's Permanent Health Insurance provisions will apply as set out in Schedule
     (B), paragraph B of this Agreement.

(5)  NOTICE

     The Company may terminate this Agreement by giving the Executive not less than twelve months' notice in writing. The Executive may terminate this Agreement by giving the Company not less than six months notice in writing. En either case, the Company may at its discretion continue to provide the Executive with work or suspend the Executive under the terms set out in paragraph 6 below. The Company reserves the right to terminate the employment of the Executive at any time by paying him a sum equal to his salary and the value of Ms other benefits for the period this Agreement would otherwise continue.


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                                        8

(6)  GARDEN LEAVE

     The Company shall be under no obligation to vest in or assign any powers or duties to or provide any work for the Executive, and the Company may at any time or from time to time during any period of notice as specified in Schedule (A) clause 5 of this Agreement or in circumstances in which it reasonably believes that the Executive is guilty of misconduct or in breach of this Agreement in order that the circumstances giving rise to that belief may be investigated suspend the Executive from the performance of his duties or exclude him from any premises of the Company and need not give any reason for so doing. Remuneration will not cease to be payable by reason only of such suspension or exclusion.

(7)  TERMINATION

     (A)  If the Executive:

          (i) shall be or become incapacitated from any cause whatsoever from efficiently performing his duties hereunder for four consecutive months or for ninety working days in aggregate in any period of twelve consecutive months. In these circumstances, and at the discretion of the Committee, the provisions of the Company's Permanent Health Insurance cover would operate (subject to the rules and terms thereof); or

          (ii) shall be or become of unsound mind or be or become a patient for any purpose or any statute (or any part thereof) relating to mental health; or

         (iii) shall be or becomes bankrupt or compounds with his creditors; or

          (iv) shall be convicted of an indictable criminal offence (other than minor traffic offences or any minor issue of Health and Safety); or

          (v) shall be guilty of serious misconduct or commit any serious or persistent breach of any of his obligations to the Company or the Business (whether under this Agreement or otherwise); or

          (vi) shall refuse or wilfully neglect to comply with any lawful instructions given to him by the Company or the Business; or

         (vii) have an order made against him under Section 3 or Section 4 of the Estate Agents' Act 1979 or any comparable legislation in the country within which he performs his employment, or if he shall fail to inform the Company Secretary immediately of arty matter which could cause any such order to be made against him, then the Company shall be entitled by notice in writing to the Executive to determine forthwith his employment under this Agreement. The Executive shall have no claim against the Company by reason of such determination.


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                                        9

     (B) Any delay or forbearance by the Company in exercising any such right of determination, provided that that delay does not exceed three months from the date upon which they became aware of their right to exercise the same, shall not constitute a waiver of it.

     (8)  RESTRICTIONS ON TERMINATION

     (A)  In this clause 8:

          (i) "Restricted Business" means the business of the Company and its associated companies at the time of the termination of the Executive's employment with which the Executive was involved to a material extent during the period of 12 months ending on the date of the termination of his employment;

          (ii) "Restricted Customer" means any firm, company or other person who, during the period of 12 months ending on the date of the termination of the Executive's employment, was a customer of or in the habit of dealing with the Business and with whom the Executive had contact or about whom he became aware or informed in the course of his employment; and

         (iii) "Restricted Employee" means any person who, at the date of the termination of the Executive's employment, was employed by the Company or any associated company at the level of or more senior to the Executive or was an employee of the Company or any associated company and who could materially damage the interests of the Business if he became employed in any business concern in competition with the Restricted Business.

     (B) The Executive will not, for a period of 12 months after the termination of his employment, solicit or endeavour to entice away from the Business, the Company or any associated company the business or custom of a Restricted Customer with a view to providing goods or services to that Restricted Customer in competition with any Restricted Business.

     (C) The Executive will not, for a period of 12 months after the termination of his employment, provide goods or services to or otherwise have any business dealings with any Restricted Customer in the course of any business concern which is in competition with any Restricted Business.

     (D) The Executive will not, for a period of 12 months after the termination of his employment, offer employment to or otherwise endeavour to entice away from the Company or any associated company any Restricted Employee.


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                                       10

     (E) The Executive will not, for a period of 12 months after the termination of his employment, (except when the termination is a dismissal) be engaged in or concerned in any capacity in any business concern which is in competition with any Restricted Business. This clause shall not restrain the Executive from being engaged or concerned in any business concern in so far as the Executive's duties or work shall relate solely:-

          (a) to geographical areas where the business concern is not in competition with the Restricted Business; or

          (b) to services or activities of a kind with which the Executive was not concerned to a material extent during the period of 12 months ending on the date of the termination of his employment.

     (F) The period of restriction of 12 months referred to in each of clauses (B) to (E) shall be reduced by the amount of any period of suspension from the performance of Ms duties which the Company has imposed on the Executive under Schedule (A) clause Agreement.

     (G) The obligations imposed on the Executive by this clause 8 extend to him acting not only on his own account but also on behalf of any other firm, company or other person and shall apply whether he acts directly or indirectly.

     Unless the Company shall within ten working days of the service of notice of termination by either party, waive its entitlement to the provisions of this clause 8, compensation for the obligations contained in this clause 8(B) to (E) shall be payable as follows:

     (i) the Executive shall receive an amount equivalent to his basic salary (as current at the date of termination less any deductions required by law)

     (ii) this compensation will be paid in monthly instalments throughout the duration of the obligations in 8(B) to (E).

    (iii) in the event that the Company agrees to reduce the duration of the obligations, these monthly instalments shall cease.

(9)  RETIREMENT

     The normal retirement date will be at the end of the month in which the Executive reaches the age of 55 provided that if the Executive is aged 35 years or older on 1 January 1998 he will retire at the age of 60.


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                                       11

(10) MEDICAL FITNESS

     The Executive will be required to undergo a medical examination at the Company's expense. He will be responsible for arranging every two years (or, if aged 50 or over, every year) a renewal medical examination with the Company's medical providers or other appropriately qualified person as approved by the Human Resources Department. The interval between these must not exceed 24 (or 12, as the case may be) calendar months. The Company reserve the right to ask for a medical report in certain circumstances but this will not be progressed without the prior knowledge of the Executive.

(11) PROFESSIONAL CONDUCT AND HANDBOOK

     The Executive will comply with the Rules of Conduct of the Royal Institution of Chartered Surveyors and rules of conduct of every other relevant professional and regulatory body and will observe the terms of the Jones Lang Wootton Staff Handbook (including the Compliance rules, the Jones Lang Wootton Employment Handbook and Rules and the Health and Safety Policy), the Jones Lang Wootton Quality Policy Manual and the QMS Management Manual as amended from time to time.

(12) REDRESS OF GRIEVANCE

     In the event of the Executive wishing to seek redress of any grievance relating to his employment or if he is dissatisfied with any disciplinary decision relating to him he should write to the Committee setting out full details of the matter. The Executive must then promptly answer (in writing if required) such questions (if any) as the Company wishes to put to him on the matter before the Company comes to a decision. The decision of the Company on such matter shall be final.

(13) DISCIPLINARY PROCEDURE

     Any disciplinary rules applicable to employees of the Company and from time to time in force are specified in the Jones Lang Wootton Employment Handbook and Rules a copy of which is available for inspection in the Human Resources Department at any time upon reasonable notice.

(14) CONTINUOUS EMPLOYMENT

     The Executive's continuous period of employment with the Company is deemed to have begun on 1st January 1998.

(15) TAXATION

     The Executive acknowledges that it shall be his responsibility to make all appropriate declarations of salary and benefits under his employment to the relevant tax or other regulatory authorities of the United Kingdom and any other country as appropriate. The Company will provide an allowance towards Accountancy fees for this purpose as set out in Schedule B section I of this Agreement


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                                       12

(16) BONUS ARRANGEMENT

     The Executive will participate in the Company bonus scheme, the specific terms of which will be communicated individually. Achievement under this scheme will depend upon and be related to (i) the Executive's performance against pre-determined and agreed objectives, and (ii) the financial performance of the Business. The Executive acknowledges that he has no right to receive a bonus and will not acquire such a right merely by virtue of having received one or more discretionary bonus payments during the course of his employment.

(17) FINANCIAL REGULATION

     The Executive will at all times be governed (as applicable) by the provisions of the Financial Services Act 1986 and comply with the Conduct of Business Rules laid down by FIMBRA, TSA and IMRO and any other self regulating organisation.

(18) PROFESSIONAL INDEMNITY INSURANCE

     The Company will take out and maintain professional indemnity insurance on behalf of the Executive in accordance with the terms of Bye-Law 19(8) of the Compulsory Professional Indemnity Insurance Bye-Law and Regulations 1997 (as amended from time to time or replaced by equivalent professional indemnity insurance provisions). Any material or substantial change in the terms of that insurance will be notified to the Executive in writing. The Executive will comply with the terms of that insurance policy, a summary of which is available for inspection from the Secretariat at any time upon reasonable notice.

(19) CHOICE OF LAW

     This Agreement shall be governed by and construed in accordance with English law and each party to this Agreement agrees to submit to the exclusive jurisdiction of the English Courts.


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                                       13

                                  SCHEDULE (B)

(A)  PRIVATE MEDICAL HEALTHCARE

     The Company will provide private medical healthcare through a designated healthcare provider on behalf of the Executive for the Executive, his spouse and any minor children subject to the rules of any such scheme in force from time to time. The Company reserves the right to change this provision on written notice to the Executive.

(B)  PERMANENT HEALTH INSURANCE

     In the event of the Executive becoming incapacitated, the Permanent Health Insurance provisions of this Agreement will apply subject to the rules of the scheme which are available for inspection at the Human Resources Department. This envisages that all remuneration from the Company will cease. Any payment to the Executive will be as outlined in the scheme. The Company reserves the right to change this provision on written notice to the Executive.

(C)  PENSION

     Subject to any limits imposed by the appropriate regulating authorities from time to time, the Company shall pay contributions to an approved pension provider selected by the Executive as set out below in the table below.

                   --------------------------------------------
                            AGE              % OF BASE SALARY

                   ---------------------  ---------------------
                         Under 40                 7.5%

                   ---------------------  ---------------------
                           40-49                   10%

                   ---------------------  ---------------------
                            50 +                   15%

                   --------------------------------------------

(D)  LIFE COVER

     Subject to the terms of any relevant policy of insurance and any limit imposed by the Inland Revenue in force from time to time, the Company shall provide life insurance cover for the Executive in the sum of four times the basic salary of the Executive.


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                                       14

(E)  HOME TELEPHONE

     The Company will provide the Executive with an allowance of 400 GBD per annum for home telephone expenses.

(F)  ASSISTED TRAVEL

     Subject to the Executive's completion of the appropriate form of request, the Company will provide the Executive with an interest free loan to cover the cost of any season ticket required for the purposes of travel from home to his nominated place of work.

(G)  CAR

     The Company will provide the Executive with a motor car in accordance with the Company's car policy. The Company shall pay all road fund taxation, insurance premiums, maintenance, repair, fuel, oil and all other running expenses relating to the car. It shall be the responsibility of the Executive to take due care of the vehicle and return it in good condition to the Company in the event of the Executive leaving the Company, or at any other time as required by the Company in accordance with the Company's car policy.

(H)  ACCOUNTANCY FEES

     The Company will pay the Executive an allowance of 900 GBD per annum towards the cost of accountancy fees for the purpose of providing proper personal tax advice to the Executive.